COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
     IN PREMIER INSURED MUNICIPAL BOND FUND, NEW YORK SERIES
     AND THE LEHMAN BROTHERS MUNICIPAL BOND INDEX



     _______________________________________________________________
    |        |            |                    |                    |
    |        |   LEHMAN   |  PREMIER INSURED   |  PREMIER INSURED   |
    | PERIOD |  BROTHERS  |MUNICIPAL BOND FUND,|MUNICIPAL BOND FUND,|
    |        | MUNICIPAL  |  NEW YORK SERIES   |  NEW YORK SERIES   |
    |        |BOND INDEX *|  (CLASS A SHARES)  |  (CLASS B SHARES)  |
    |--------|------------|--------------------|--------------------|
    | 5/5/94 |     10,000 |              9,549 |             10,000 |
    |7/31/94 |     10,209 |              9,908 |             10,372 |
    |10/31/94|      9,915 |              9,352 |              9,786 |
    |1/31/95 |     10,234 |              9,801 |             10,242 |
    |4/30/95 |     10,665 |             10,154 |             10,588 |
    |7/31/95 |     11,012 |             10,456 |             10,598 |
    |__________________________________________|____________________|




     *Source: Lehman Brothers